EXHIBIT 10.2

CHINA TEL GROUP  INC. STOCK PLAN

2008 STOCK OPTION PLAN

1.           PURPOSE.  The purpose of this Plan is to advance the interests of CHINA TEL GROUP, INC (the "Company") by providing an opportunity to its selected key employees (as defined in Paragraph 2(b)) and consultants (as defined in Paragraph 2(a)) to purchase shares (the "Shares") of the Common Stock, par value $.001 per share (the "Common Stock"), of the Company.  By encouraging stock ownership, the Company seeks to attract, retain and motivate key employees and consultants.  It is intended that this purpose will be effected by the granting of (i) incentive stock options ("Incentive Options") as described in ' 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) nonqualified stock options ("Nonqualified Options," and, together with the incentive options, the "Options") as provided herein.

2.           DEFINITIONS.

(a)           The term "consultants" means those persons, other than employees of the Company, who provide services to the Company, including members of a scientific advisory board of the Company and nonemployee directors of the Company, and who are determined by the Compensation Committee to be eligible for Options under this Plan.

(b)           The term "key employees" means those executive, administrative, operational, engineering or managerial employees who are determined by the Compensation Committee to be eligible for Options under this Plan.

(c)           The term "optionee" means an individual to whom an option is granted under this Plan.

3.           EFFECTIVE DATE.  This Plan became effective on October 27, 2008, the date it was adopted by the Board of Directors of the Company. Attached as Exhibit A is a form of the Stock Option to be issued under this Plan.

4.           STOCK SUBJECT TO THE PLAN.  The Shares that may be purchased (through the exercise of options) under this Plan shall not exceed in the aggregate Eight Million Shares.  If any Options granted under the Plan shall terminate, expire or be cancelled as to any Shares, new Options may thereafter be granted covering such Shares.  The Shares issued upon exercise of Options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.  Notwithstanding any other provisions of this Plan, the aggregate number of Shares subject to outstanding options granted under the Plan, plus the aggregate number of Shares issued upon the exercise of all options granted under the Plan, shall never be permitted to exceed the number of Shares specified in the first sentence of section 4, except in accordance with subsection 8(a) below.

5.           ADMINISTRATION.  The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee appointed by the Board, which shall not have less than two (2) members (in either case, the "Compensation Committee").  No option shall be granted to a director or officer of the Company except: (a) by the Board when, as and if all of its members are disinterested persons, or (b) by a Compensation Committee other than the Board when the Compensation Committee is composed of two (2) or more directors having full authority to act in the matter and each member of the Compensation Committee is a disinterested person.  "Disinterested person" for this purpose, shall mean a person who, at the time he exercises discretion in administering the Plan, has not at any time within one (1) year prior thereto been a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.  The Compensation Committee may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.  Subject to the provisions of the Plan, the Compensation Committee shall have the sole authority, in its discretion:

(a)           to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

(b)           to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

(c)           to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

(d)           to determine the term and the exercise schedule of each option;

(e)           to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Compensation Committee has granted an option;

(f)           to interpret the Plan; and

(g)           to make all determinations deemed necessary or advisable for the administration of the Plan.

The Compensation Committee, if any, shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company.  No member of the Compensation Committee shall be liable for any action or determination made with respect to the Plan.

6.           ELIGIBLE EMPLOYEES AND CONSULTANTS.  Incentive Options may be granted to such key employees of the Company, including members of the Board of Directors who are also employees of the Company, as are selected by the Compensation Committee or Board of Directors.  Nonqualified Options may be granted to such key employees and consultants of the Company, including members of the Board of Directors, as are selected by the Compensation Committee or the Board of Directors.  The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it.

7.           DURATION OF THE PLAN.  This Plan shall terminate five (5) years from the effective date of this Plan, unless terminated earlier pursuant to Paragraph 13 hereof, and no Options may be granted after such termination.

8.           RESTRICTIONS ON INCENTIVE OPTIONS.  Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

(a)           Limitation on Number of Shares.  The aggregate fair market value, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year shall not exceed $2,500,000.  If an employee is eligible to participate in any other incentive stock option plans of the Company which are also intended to comply with the provisions of ' 422A of the Code, the applicable annual limitation shall apply to the aggregate number of Shares for which Incentive Options may be granted under all such plans.  No Incentive Options may be exercised until and unless the Plan is approved by the shareholders within one year of the date hereof, such approval to be expressed in any legal way under Nevada law.

(b)           10% Stockholder.  If any employee to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company), then the following special provisions shall be applicable to the Incentive Option granted to such individual:

(i)	The option price per Share subject to such Incentive Option shall not be less than 100% of the fair market value of one Share on the date of grant; and

(ii)	The Incentive Option shall not have a term in excess of three (3) years from the date of grant.

In determining stock ownership, an optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors, and lineal descendants.  Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries, as applicable.  Common Stock with respect to which any such optionee holds an option shall not be counted.  Additionally, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee.  Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person.

9.           TERMS AND CONDITIONS OF OPTIONS.  Incentive and Nonqualified Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Compensation Committee or the Board of Directors shall approve from time to time, which agreements shall evidence the following terms and conditions:

(a)           Price.

(i)           Incentive Options.  Subject to the condition of subparagraph (b)(i) of Paragraph 8, if applicable, with respect to each Incentive Option, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall be $0.80 per share.

(ii)           Nonqualified Options.  With respect to each Nonqualified Option, the purchase price per Share payable upon the exercise of each Nonqualified Option granted hereunder shall be $0.80 per shares.

(b)           Number of Shares.  Each option agreement shall specify the number of Shares to which it pertains.

(c)           Exercise.  Subject to the conditions of subparagraphs (a) and (b)(ii) of Paragraph 8, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Compensation Committee or the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such option.

(d)           Notice of Exercise and Payment.  An option shall be exercisable only by delivery of a written notice to the Compensation Committee or the Board of Directors, any member of the Compensation Committee or the Board of Directors, the Company's Treasurer, or any other officer of the Company designated by the Compensation Committee or the Board of Directors to accept such notices on its behalf, specifying the number of Shares for which it is exercised.  If such Shares are not at the time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such Shares are being purchased for the optionee's own account for investment and not with a view to the resale or distribution thereof.  Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of Shares for which the option was exercised.  Payment shall be made (i) by cash or check, (ii) if permitted by the Compensation Committee or the Board of Directors, by delivery and assignment to the Company of shares of the Company's stock having a fair market value (as determined by the Compensation Committee) equal to the exercise price, (iii) if permitted by the Compensation Committee or the Board of Directors, by a promissory note, (iv) by a combination of (i), (ii), and (iii)or (v) (v) by a combination of (i), (ii), (iii), and (iv) by "cashless" exercise of vested options, i.e., surrender of vested options to purchase the number of shares resulting from the formula X divided by A, where X is the number of fully paid shares to be issued by the Company in consideration for the vested options surrendered, Y is the number of vested options being surrendered, A is the fair market value (as determined by the Compensation Committee) of the Common Stock at the time of exercise, and B is the exercise price of the option being exercised.

(e)           Withholding Taxes; Delivery of Shares.  The Company's obligation to deliver Shares upon exercise of a Nonqualified Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations.  The optionee may satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld.  The value of Shares to be withheld shall be based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined.  If Common Stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the option or within one (1) year after the transfer of the Common Stock to the optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

(f)           Nontransferability.  No option shall be transferable by the Optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during his lifetime only by him (except as otherwise provided for in subparagraph (g) below).

(g)           Termination of Options.  Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of, or consultant to, the Company, except that:

(i)
if the optionee's performance of services shall have terminated for any reason other than cause, resignation or other voluntary action before his eligibility to retire, disability (as defined below) or death, he may at any time within a period of thirty (30) days after such termination of the performance of services exercise his option to the extent that the option was exercisable by him on the date of termination of his performance of services;

(ii)
if the Optionee's performance of services shall have been terminated because of disability within the meaning of 422(e)(3) of the Internal Revenue Code, the Optionee may, at any time within a period of one (1) year after the termination of performance of services, exercise his option to the extent that the option was exercisable by him on the date of termination of his employment or performance of services; and

(iii)
if the optionee dies at a time when the option was exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred may, at any time within a period of one (1) year following his death if the optionee's performance of services shall have been terminated by his death, or for the period following the termination of his performance of services during which the option would have remained exercisable under clauses (i) or (ii) above if the optionee's performance of services shall have been terminated prior to his death, exercise the option to the extent the optionee might have exercised it at the time of his death; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

(h)           Rights as Stockholder.  The optionee shall have no rights as a stockholder with respect to any Shares covered by his option until the date of issuance of a stock certificate to him for such Shares.

(i)           Repurchase of Shares by the Company.  Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Compensation Committee or the Board of Directors be subject to repurchase by the Company if and to the extent specifically set forth in the agreement pursuant to which the Shares were purchased.

10.           STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS.  Appropriate adjustment shall be made in the maximum number of Shares of Common Stock subject to the Plan and in the number, kind and price of Shares covered by any Options granted hereunder to give effect to any stock dividends or other distributions, stock splits, stock combinations, re-capitalization’s and other similar changes in the capital structure of the Company after the effective date of the Plan.

11.           MERGER; SALE OF ASSETS; DISSOLUTION.  In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be subject to Options granted under this Plan and the number, kind and price of Shares then subject to Options shall be appropriately adjusted in such manner as the Compensation Committee or the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder.  Except as otherwise determined by the Board of Directors of the Company, a merger or a similar reorganization that the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every Incentive Option and Nonqualified Option outstanding hereunder to terminate, to the extent not then exercised prior to the close of the merger or similar transaction.

12.           NO RIGHTS.  Except as hereinabove expressly provided in Section 10 and 11, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.  The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13.           COMPLIANCE WITH APPLICABLE LAWS.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

14.           DEATH OF A PARTICIPANT.  In the event of the death of an optionee, any options which the optionee was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution.  Any such exercise shall be by written notice thereof filed with the Secretary of the Company at the Company's corporate headquarters prior to the option's expiration date, and any person exercising such an option shall be treated as an optionee for purposes of the provisions of this Plan.

15.           EMPLOYMENT AND SHAREHOLDER STATUS.  The Plan does not constitute a contract of employment, and selection as an optionee will not give any employee the right to be retained in the employ of the Company.  The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company.  As of the date on which an optionee exercises an option, the optionee shall have all rights of a stockholder of record with respect to the number of shares of Common Stock as to which the option is exercised, irrespective of whether certificates to evidence the shares of stock have been issued on such date.  If the redistribution of shares is restricted pursuant to Paragraph 12, certificates representing such shares may bear a legend referred to such restrictions.

16.           TERMINATION OR AMENDMENT OF PLAN.  The Board of Directors may at any time terminate this Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided that no such termination or amendment shall adversely affect or impair any then outstanding Options without the consent of the person holding such Options.

17.           TERMINATION.  The Plan shall terminate automatically on October 27, 2013, and may be terminated at any earlier date by the Board.  No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

18.           TIME OF GRANTING OPTIONS.  The date of grant of an option hereunder shall, for all purposes, be the date on which the Compensation Committee makes the determination granting such option.

19.           RESERVATION OF SHARES.  The Company, during the terms of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

20.           EFFECTIVE DATE.  This Plan was adopted by the Board of Directors and shareholders in accordance with the requirements of the Internal Revenue Code and the Nevada General Corporation Law of the Company on October 27, 2008, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date.  Options may be granted, but may not be exercised, prior to the date of such shareholder approval.

21.           CORPORATION FINANCIAL INFORMATION.  The Company shall provide all optionees on an annual basis with a balance sheet and income statement for the then ending fiscal year.

EXHIBIT A

 OPTION CERTIFICATE AND AGREEMENT

THIS  OPTION CERTIFICATE AND AGREEMENT (this "Agreement") is made and entered into as of  the date set forth in Schedule 1 to this Agreement and is  by and between  China Tel Group, Inc. (the "Company") and   the holder of this Option set forth in Schedule 1 to this Agreement (“Holder”).

R E C I T A L S

WHEREAS, the Company has recently adopted its 2008 Stock Option Plan (the “Plan”), pursuant to which the Company has reserved up to 8 million options to acquire the common stock of the Company (the “Shares”);

WHEREAS, this Agreement is issued and signed pursuant to the terms of the Plan;

WHEREAS, this Option contains the terms, pursuant to which, the Holder shall have the right, but not the obligation. to acquire additional Shares of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

A G R E E M E N T

1.    Shares.  This Option shall entitle the Holder to buy the number of Shares set forth in Schedule 1 hereto.

2.    Term of  Option    This  Option shall be outstanding for eighteen months from the date  first set forth above.

3.    Procedures for Exercise.    In the event Holder elects, at its sole and absolute discretion, to exercise this, it shall:

(a)	Deliver the Exercise Form which is attached hereto as Schedule A to the Company secretary.
(b)	The exercise form shall be accompanied by a check in the amount of the aggregate exercise price.
(c)	Upon such exercise, this Certificate shall be canceled and anew shall be issued to Holder reflecting the reduced number of s remaining outstanding.

4.           Mutilated or Missing  Certificates. In case any of the Certificates shall be mutilated, lost, stolen or destroyed prior to its expiration date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated  Certificate, or in lieu of and in substitution for the  Certificate lost, stolen or destroyed, a new  Certificate of like tenor and representing an equivalent right or interest.

5.           Reservation of Shares.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Options, the full number of Shares deliverable upon the exercise of all outstanding Options. The Company covenants that all Shares which may be issued upon exercise will be validly issued, fully paid and non-assessable outstanding Shares of the Company.

6.           Rights of Holder.  The Holder shall not, by virtue of anything contained in this  Agreement or otherwise, prior to exercise of this , be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company of any other matter.

7.           Investment Intent.  Holder represents to the Company that Holder is acquiring the Shares for investment and with no present intention of distributing or reselling any of the Shares.

8.           Consolidation, Merger or Sale of the Company.  If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this  Agreement.  Upon consummation of such transaction the Shares shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of Shares would have owned immediately after the consolidation, merger or transfer if the holder had exercised the  Option immediately before the effective date of such transaction.  As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Option concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

9.           Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

10.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

11.           Notices.  All notices or other communications under this  shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, if to the Company at its principal business address, if to the Holder at the address of the Holder appearing on the books of the Company or the Company’s transfer agent, if any. Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph

12.           Severability.  If for any reason any provision, paragraph or term of this  Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this  shall be deemed to be severable.

13.           Governing Law and Venue.  This  shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed and construed in accordance with the laws of said State.  Any proceeding arising under this  Agreement shall be instituted in Clark County, State of  Nevada.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

"COMPANY"
CHINA TEL GROUP, INC.

By:________________________
Title:  Chief Executive Officer

SCHEDULE 1

Name:    George Alvarez
Address:8105 Irvine Center Drive, Suite 800
Irvine, CA 92618

Number of Options: 4,000,000

Date of Issuance: October 27, 2008

SCHEDULE 1

Name:     Matthew Jennings

Address: 8141 West Kaiser Road, Suite 312
 Anaheim Hills, CA 92808

Number of Options: 2,000,000

Date of Issuance: October 27, 2008

SCHEDULE 1

Name:     Robert Jennings

Address: 339 North Hwy 101
 Solana Beach, CA 92075

Number of Options: 2,000,000

Date of Issuance: October 27, 2008

SCHEDULE 2

ST0CK OPTION EXERCISE FORM

The undersigned being the holder of options to acquire shares of common stock of Game Plan Holdings, Inc. (“Game Plan”) hereby exercises the number of options set forth below at the exercise price set forth below:

Number of Options Exercised:_________________

Exercise Price Per Option:____________________

Total Exercise Price:_________________________

Signature of Party Exercising Option:____________________________________________